RESTATED CERTIFICATE OF INCORPORATION OF

GODADDY INC.

* * * * *

The present name of the corporation is GoDaddy Inc. (the “Corporation”). The Corporation was incorporated under the name “GoDaddy Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 28, 2014. This Restated Certificate of Incorporation of the Corporation, which restates and integrates, and does not further amend, the provisions of the Corporation’s certificate of incorporation as theretofore amended or supplemented (there being no discrepancy between those provisions and the provisions hereof) was duly adopted in accordance with the provisions of Section 245 of the Delaware General Corporation Law. The Corporation’s certificate of incorporation is hereby restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is GoDaddy Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as the same exists or as may hereafter be amended from time to time (the “DGCL”).
ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,050,000,000 which shall be divided into two classes as follows:

•One (1) billion shares of Class A common stock, $0.001 par value per share (“Class A Common Stock”); and

•Fifty (50) million shares of undesignated preferred stock, $0.001 par value per share (“Preferred Stock”).

A.    The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series, which number the Board of Directors may, except where otherwise provided in the designation of such series, increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding). The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

B.    Each holder of record of Class A Common Stock, as such, shall have one vote for each share of Class A Common Stock that is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Class A Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

C.     Except as otherwise required in this Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Class A Common Stock, together as single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of stockholders generally.

D.    Except as otherwise required by applicable law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

E.    Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Class A Common Stock out of the assets of the Corporation that are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

F.    Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over the right to participate with the Class A Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

G.    The number of authorized shares of Class A Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock). For the avoidance of doubt, and notwithstanding the foregoing, the Corporation shall be governed by Section 242(d) of the DGCL.

ARTICLE V

AMENDMENT OF THE BYLAWS

The Board of Directors is expressly authorized to make, alter, amend, repeal and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation. In addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), by the Bylaws or applicable law, the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to make, alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws.

ARTICLE VI

BOARD OF DIRECTORS

    A.    Except as otherwise provided in this Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Subject to the rights of the holders of any one or more series of Preferred Stock to elect directors separately as a class, each director elected by the stockholders shall serve for a term expiring at the first annual meeting of stockholders after such director’s election. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. A director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.

    B.    Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding and except as otherwise required by law, any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors may be filled only by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders held after their election, and in each case a director shall remain in office until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

    C.    Subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors under specific circumstances, directors shall be removable either with or without cause. The removal of any director shall require the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

    D.    Elections of directors need not be by written ballot unless the Bylaws shall so provide.

    E.    During any period when the holders of any one or more series of Preferred Stock, voting separately as a series or together with one or more other such series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

    F.    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, any two directors then-serving on the Board of Directors or the Chief Executive Officer of the Corporation, and otherwise as may be provided in the Bylaws.

    G.    A majority of the total number of directors shall constitute a quorum for the transaction of business by the Board of Directors.

    H.    Each committee of the Board of Directors shall consist of one or more of the directors of the Corporation.
ARTICLE VII

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

    A.    To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, each director and officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Solely for purposes of this Article, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.

    B.    Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce, or otherwise adversely affect any right or protection of a current or former director or officer of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VIII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND
SPECIAL MEETINGS OF STOCKHOLDERS

A.    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

B.    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chairman of the Board of Directors.

C.    An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

ARTICLE IX
MISCELLANEOUS

A.    If any provision or provisions of this Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate of Incorporation (including each portion of any paragraph of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Restated Certificate of Incorporation (including each such portion of any paragraph of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

B.    For purposes of this Restated Certificate of Incorporation, unless the context otherwise requires, (i) references to “Articles” and “Sections” refer to articles and sections of this Restated Certificate of Incorporation and (ii) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

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In witness whereof, GoDaddy Inc. has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer on the date set forth below.

GODADDY INC.

By:    /s/ Jared Sine
Name: Jared Sine
Title: Chief Strategy and Legal Officer

DATED: June 4, 2025